EXHIBIT 10 (ee)
AMENDMENT TO EMPLOYMENT AGREEMENT
     The Employment Agreement, dated ___, (as amended, the “Agreement”) by and between Hasbro, Inc. (the “Company”) and the undersigned executive of the Company (the “Executive”) be and hereby is amended, effective as of December 12, 2007, in the manner set forth below (the “Amendment”).
     1. Section 9(a) of the Agreement is amended to read as follows:
     “(a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9) (a “Payment”) would be subject to either the excise tax imposed by Section 4999 of the Code or any tax imposed by Section 409A of the Code, or any interest or penalties are incurred by the Executive with respect to such taxes (such taxes, together with any such interest and penalties, are hereinafter collectively referred to as the “Excise Tax”), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment by the Executive of all taxes imposed upon the Gross-Up Payment, including, without limitation, income taxes, additional taxes and charges in the nature of interest imposed by Section 409A of the Code, and other taxes (together with any interest and penalties imposed with respect to such income taxes, additional taxes and charges in the nature of interest, or other taxes) and Excise Tax, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.”
     2. Section 9(b) is amended so that the last two sentences thereof read as follows:
     “As a result of uncertainty in the application of Sections 409A and 4999 of the Code, it is possible that Gross-Up Payments which should have been made by the Company, consistent with the calculations required to be made hereunder, will not have been made (an “Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 9(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be paid promptly (and in all events within the time limit set forth in Section 9(e) below) by the Company to or for the benefit of the Executive.”
     3. A new Section 9(e) is added to the Agreement which Section 9(e) shall read in its entirety as follows:
     “(e) Notwithstanding anything to the contrary in this Section 9, the Gross-Up Payment and any Underpayment shall in all events be paid by the Company to the Executive not later than the last day of the calendar year next following the calendar year in which the Executive remits the related taxes, in accordance with the requirements set forth in Treas. Reg. §1.409A-3(i)(1)(v).”
     4. A new Section 12(g) is added to the Agreement which Section 12(g) shall read in its entirety as follows:
     “(g) Timing of Payments. Notwithstanding any other provision of this Agreement to the contrary, if at the time of the Executive’s separation from service with the Company the Executive is a “specified employee”, as such term is hereinafter defined, any and all amounts payable under this Agreement in connection with such Executive’s separation from service with the Company that constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended, (“Section 409A”), as determined by the Company in its reasonable discretion, and that would (but for this Section 12(g)) be payable to the Executive within the six months immediately following the date of such Executive’s separation from service with the Company, shall instead be paid on the date that follows the date of such Executive’s separation from service by six months. For purposes of the preceding sentence, “separation from service” shall be determined in a manner consistent with subsection (a)(2)(A)(i) of Section 409A and the term “specified employee” shall mean an individual determined by the Company to be a specified employee as defined in subsection (a)(2)(B)(i) of Section 409A.”
     5. The Executive hereby acknowledges that he or she had the opportunity to consult with his or her own legal and tax advisors concerning this Amendment.
     The parties have executed this Amendment effective as of the date set forth above.

HASBRO, INC.

By:
Name:
Title

EXECUTIVE

By:
Name